NEWS RELEASE

Daniel Maguire Appointed to Tradeweb Board of Directors

NEW YORK – September 19, 2024 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today announced the appointment of Daniel Maguire to its Board of Directors, effective as of September 18, 2024.

Mr. Maguire is currently the Group Head of LSEG Markets and CEO of LCH Group. He has been a member of LSEG’s Executive Committee and CEO of LCH since 2017. Mr. Maguire initially joined LCH in 1999, and has served in a variety of leadership positions, including as Global Head of SwapClear, and also as COO. He was based in New York from 2010 until 2014, where he set up LCH’s U.S. operations.

Between 2005 and 2008, Mr. Maguire worked at J.P. Morgan, before returning to LCH. Throughout his 25 years in financial services, Mr. Maguire has contributed to managing regulatory transitions, including the development of CCP and derivatives regulatory frameworks globally in the wake of the 2008 banking crisis. He also supported the implementation of the Dodd-Frank Act; the move from LIBOR to SOFR; and managing changes due to the impact of Brexit on financial markets. Mr. Maguire currently serves on the Board of the International Swaps and Derivatives Association (ISDA).

Tradeweb CEO Billy Hult commented: “We’re thrilled to welcome Daniel Maguire to our Board. His deep expertise in derivatives and regulatory matters is impressive, and his leadership experience will be an asset as we continue to grow. I’m confident that Daniel will make a significant impact as we expand our footprint and broaden the boundaries of innovation at Tradeweb.”

Mr. Maguire received a degree in politics and economics from Leeds Beckett University.

About Tradeweb Markets
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 50 products to clients in the institutional, wholesale, retail and corporates markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 2,800 clients in more than 70 countries. On average, Tradeweb facilitated more than $1.7 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our outlook and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in the documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future events or performance and future events, our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if future events, our results of operations, financial condition or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of events, results or developments in future periods.

Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
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Media contact:
Daniel Noonan, Tradeweb
+1 646 767 4677
Daniel.Noonan@Tradeweb.com

Investor contacts:
Ashley Serrao, Tradeweb
+1 646 430 6027
Ashley.Serrao@Tradeweb.com

Sameer Murukutla, Tradeweb
+1 646 767 4864
Sameer.Murukutla@Tradeweb.com